Exhibit 99.1

         Tower Group, Inc. Will Acquire Preserver Group, Inc.


    NEW YORK--(BUSINESS WIRE)--Nov. 14, 2006--Tower Group, Inc.
(NASDAQ: TWGP) announced today that it has reached an agreement to acquire the outstanding stock of Preserver Group, Inc. for cash consideration of approximately $68 million, a portion of which will be allocated to repay all shareholder owned debt. In addition, $12 million of trust preferred securities will be assumed. The transaction is subject to regulatory approval.

    Transaction Summary

    -- Preserver is a privately held company that specializes in small commercial and personal lines insurance in the Northeast. The company offers similar products and has a similar risk appetite as Tower's.

    -- The acquisition will give Tower access to up to 300 retail agencies working with Preserver that have little or no overlap with Tower's existing distribution.

    -- The transaction enhances Tower's Northeast expansion plans with additional premium volume and scale. Preserver writes business in New Jersey, Maine, New York, New Hampshire, Massachusetts, Vermont, Rhode Island and Pennsylvania.

    -- It is expected that Preserver will enter into a loss portfolio transfer agreement to reinsure its historical loss reserves with CastlePoint Re. CastlePoint Re is a reinsurance subsidiary of CastlePoint Holdings, Ltd., the formation of which was sponsored by Tower earlier this year.

    Michael Lee, President and Chief Executive Officer of Tower Group, Inc., commented, "We are pleased to announce this transaction which represents an extremely good fit for our regional strategy in the Northeast. Preserver has a similar underwriting appetite, and we plan to work closely with the Preserver management team and employees to deliver higher value to our combined agents and customers. To ensure continuity and further strengthen our management team, Pat Haveron of Preserver will be joining us as Senior Vice President and Chief Operating Officer. We anticipate expense ratio improvements from our larger scale and infrastructure. Consistent with our acquisition strategy, the transaction is expected to be modestly accretive to earnings per share in its first year."

    Patrick J. Haveron, President and Chief Executive Officer of Preserver Group, Inc. stated, "We look forward to contributing to the level of success that Tower has achieved. Both Tower and Preserver have a successful track record in these types of transactions, and we believe the combined operation will be well positioned to take advantage of opportunities in the Northeast. Preserver producers will benefit from an enhanced platform and grow with companies that are focused on customer service. We also believe this transaction will present significant opportunities for our employees and I look forward to joining Tower's successful leadership team."

    Tower also announced that CastlePoint Re has agreed to invest $40 million in convertible perpetual preferred stock of Tower Group, Inc.

    Guidance for 2007:

    We believe Tower Group, Inc.'s acquisition of Preserver Group, Inc. will be modestly accretive to earnings in 2007 and more significantly in future years. We anticipate net income in 2007 to be in a range between $54.6 million and $56.8 million and diluted earnings per share to be between $2.40 and $2.50 per diluted share.

    Conference Call

    Tower will host a conference call to discuss the transaction on Thursday, November 16, 2006 at 10:00 A.M. (Eastern Time). The domestic number is (800) 291-9234, international number is (617) 614-3923. All callers should enter the passcode 69116976 for the call.

    This conference call also will be broadcast live over the Internet. To access a listen-only webcast over the Internet, please visit the Investor Information section of Tower Group, Inc.'s website, (http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=
179906&eventID=1418536)

    (Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.)

    Please access the website at least 15 minutes prior to the call to register and to download any necessary audio software. This is a live event only, and there will be no replay.

    About Tower Group, Inc.

    Tower Group, Inc., headquartered in New York City, offers property and casualty insurance products and services through its insurance company and insurance service subsidiaries. Its two insurance company subsidiaries are Tower Insurance Company of New York which is rated A- (Excellent) by A.M. Best Company and offers commercial insurance products to small to medium-size businesses and personal insurance products to individuals and Tower National Insurance Company which is also rated A- (Excellent) by A.M. Best Company. Its insurance services subsidiary, Tower Risk Management, acts as a managing general agency, adjusts claims and negotiates reinsurance terms on behalf of other insurance companies.

    Cautionary Note Regarding Forward-Looking Statements

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements that reflect the Company's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; changes in the level of demand for our insurance and reinsurance products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

    Regarding the transactions described above, we would add the following cautions to those included in our filings with the SEC:

    -- the transaction may not occur as expected or it may take longer to accomplish than we expect;

    -- governmental approvals of the transaction may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the transaction;

    -- we may not be as successful as we anticipate in managing the integration of Preserver, including with respect to realizing cost savings and distributing our products through Preserver's agencies;

    -- the sale is subject to the satisfaction or waiver of certain conditions which are beyond our control; and

    -- adverse conditions in the capital markets may make it more expensive for us or limit our ability to raise capital to support this acquisition and other growth opportunities.

    For more information visit Tower's website at http://www.twrgrp.com/.


    CONTACT: Tower Group, Inc.
             Thomas Song, 212-655-4789
             Managing Vice President
             tsong@twrgrp.com